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                                                                    Exhibit 99.2

                              QUADRAMED CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION


                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of QuadraMed Corporation (the "Corporation"):

                  Optionee: ____________________________________________________

                  Grant Date:___________________________________________________

                  Vesting Commencement Date:____________________________________

                  Exercise Price:  $_________________________________ per share

                  Number of Option Shares: _____________________________ shares

                  Expiration Date:_____________________________________________

                  Type of Option: _________ Incentive Stock Option

                                  _________ Non-Statutory Stock Option

                  Exercise Schedule: The Option shall become exercisable with respect to twenty percent (20%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in forty-eight (48) successive equal monthly installments upon Optionee's completion of each month of Service over the forty-eight (48) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the QuadraMed Corporation 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

                  Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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                  No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

________________________________, 199__
         Date


                                       QUADRAMED CORPORATION


                                       By:____________________________

                                       Title:_________________________



                                       _______________________________
                                       OPTIONEE

                                       Address:_______________________

                                       _______________________________



ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                       2.
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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS